UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2019

Mercantil Bank Holding Corporation

(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle

Coral Gables, Florida

(Address of principal executive offices)

(305) 460-8728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

Mercantil Bank Holding Corporation (the “Company”) has been a party to a Distribution Trust Agreement, dated March 12, 2018, by and among the Company, Mercantil Servicios Financieros, C.A., a Venezuela corporation and the Company’s former parent (“MSF”) and TMI Trust Company, a Texas trust company, as trustee, as amended (the “Distribution Trust Agreement”). The Distribution Trust Agreement created the Merantil Distribution Trust (the “Distribution Trust”). MSF deposited all issued and outstanding shares of Company Class A Common Stock and Class B Common Stock (together, the “Company Shares”) into the Distribution Trust in March 2018. As a result of the Spin-off of 80.1% of all Company Shares in August 2018, and the subsequent sale of all Company Shares by MSF, the Distribution Trust holds no Company Shares. Accordingly, the Distribution Trust Agreement terminated in accordance with its terms on March 22, 2019, without penalty or charge to the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2019, the Company and its subsidiary, Amerant Bank, N.A., a national banking association (the “Bank”), entered into employment agreements (each, an “Employment Agreement” and together, the “Employment Agreements”) with the following executive officers, who hold the following positions with both the Company and the Bank: (i) Millar Wilson, Vice Chairman and Chief Executive Officer; (ii) Alberto Peraza, Co-President and Chief Financial Officer; (iii) Alfonso Figueredo, Co-President and Chief Operating Officer; (iv) Miguel A. Palacios, Executive Vice-President and Chief Business Officer; and (v) Alberto M. Capriles, Executive Vice-President and Chief Risk Officer (each, an “Executive”).

The Employment Agreements contain substantially the same terms and conditions, except as provided below. Each Employment Agreement has a three-year term beginning March 20, 2019. Unless any Employment Agreement is sooner terminated, or not renewed, it will automatically extend upon the end of its initial term, upon the same terms and conditions, for successive one-year periods. The Employment Agreements may be terminated earlier: (i) by the Executive with or without Good Reason (as defined in the Employment Agreements), (ii) by the Company with or without Cause (as defined in the Employment Agreements) or (iii) as a result of Executive’s death or Disability (as defined in the Employment Agreements).

Under the Employment Agreements, the Executives are entitled to receive the following compensation and benefits in connection with their services as executive officers:

•	an annual base salary of $800,000, $590,000, $540,000, $500,000 and $370,000 for Messrs. Wilson, Peraza, Figueredo, Palacios and Capriles, respectively (each, a “Base Salary”). The Base Salary will be reviewed at least annually by the Compensation Committee of the Company’s Board of Directors and may be increased (but not decreased);

•	eligibility to receive a discretionary annual performance bonus (“Annual Bonus”);

•	eligibility to receive discretionary equity-based awards commensurate with the Executive’s position and responsibilities with the Bank and the Company; and

•	participation in all employee benefit plans, practices and programs maintained by the Bank or the Company (excluding, except as provided in the Employment Agreements, any severance pay program or policy of the Bank or the Company), accrual of vacation time, and reimbursement of certain out-of-pocket business, entertainment and travel expenses consistent with the Bank’s policies.

The Employment Agreements also provide for severance benefits in the event that the Executive’s employment is terminated: (i) by the Bank or the Company without Cause or by the Executive for Good Reason prior to a Change in Control (as defined in the Employment Agreement) or (ii) by the Bank or the Company without Cause (other than on account of the executive’s death or Disability) or by the Executive for Good Reason (also referred to as a “qualifying termination”) within 24 months following a Change in Control, in each case, subject to the Executive’s timely execution and non-revocation of a release of claims in favor of the Company, its affiliates and their respective officers and directors.

In the event of a qualifying termination prior to a Change in Control, the Executives will be entitled to receive the following compensation and benefits:

•	one times (or, in the case of Mr. Wilson, 1.5 times) the sum of (i) the Base Salary and (ii) the average of the Annual Bonuses earned for the three full years preceding the year in which such qualifying termination occurs or, if less than three years, the greater of (A) the average of the Annual Bonuses earned for all full years preceding the year in which the termination occurs, or (B) if less than one year, the Executive’s target Annual Bonus in effect for the year in which the termination occurs, which sum shall be payable in substantially equal installments over a period of 12 months (or, in the case of Mr. Wilson, 18 months) in accordance with the Bank’s normal payroll practices;

•	if properly elected under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”), reimbursement for a portion of the monthly COBRA payment equal to the employer’s portion of the premium for the Executive, and his or her dependents, if applicable, under the medical plan immediately prior to termination for 12 months (or, in the case of Mr. Wilson, 18 months) following the date of termination, until the Executive is no longer eligible to receive COBRA continuation coverage or the Executive receives or becomes eligible to receive substantially similar coverage from another employer sooner; and

•	treatment of any outstanding equity awards in accordance with the terms of the applicable equity plan and award agreements.

In the event of a qualifying termination during the 24 months following a Change in Control, the executive officers will be entitled to receive the same compensation and benefits, except instead of one times (or 1.5 times, in the case of Mr. Wilson), the Base Salary and average Annual Bonus payment made in installments described above, the executive officers will be entitled to receive a lump sum payment equal to two times (or, in the case of Mr. Wilson, 2.99 times) the sum of (i) the Base Salary and (ii) the average of the Annual Bonuses earned for the three full years preceding the year in which such qualifying termination occurs or, if less than three years, the greater of (A) the average of the Annual Bonuses awarded for all full years preceding the year in which the termination occurs, or (B) if less than one year, the executive officer’s target Annual Bonus in effect for the year in which the termination occurs. Also, any outstanding equity awards will immediately vest upon a qualifying termination of employment following a Change in Control in accordance with the terms of the applicable equity plan and award agreements.

In the event of a termination due to the death or Disability (as defined in the Employment Agreement), the executive officers will be entitled to receive a lump sum cash payment equal to a pro-rata portion of the Annual Bonus that the executive officer would have earned for the year in which the termination occurs based on the number of days that the executive officer was employed during such year. In addition, any outstanding equity will be treated in accordance with the terms of the applicable equity plan and award agreements.

The Employment Agreements also include customary intellectual property, non-solicitation, non-compete and confidentiality provisions.

The foregoing is only a brief description of the material terms of the Employment Agreements, does not purport to be a complete description of such Employment Agreements, and is qualified in its entirety by reference to the Employment Agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Number	Exhibit
10.1	Employment Agreement between Amerant Bank and Millar Wilson.
10.2	Employment Agreement between Amerant Bank and Alberto Peraza.
10.3	Employment Agreement between Amerant Bank and Alfonso Figueredo.
10.4	Employment Agreement between Amerant Bank and Miguel Palacios.
10.5	Employment Agreement between Amerant Bank and Alberto Capriles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2019	Mercantil Bank Holding Corporation

	By:	/s/ Iván E. Trujillo
Name: Iván E. Trujillo
Title: Senior Vice President and Corporate Secretary